UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 16, 2009

Merrill Lynch & Co., Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7182	13-2740599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 World Financial Center, New York, New York	10080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 449- 1000

(Former Name or Former Address, if Changed Since Last Report.)

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing   obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On September 15, 2008, Merrill Lynch & Co., Inc. (“Merrill Lynch” or the “Company”) entered into an Agreement and Plan of Merger (as amended by Amendment No. 1 dated as of October 21, 2008, the “Merger Agreement”) with Bank of America Corporation (“Bank of America”). Pursuant to the Merger Agreement, on January 1, 2009, a wholly-owned subsidiary of Bank of America (“Merger Sub”) merged with and into Merrill Lynch, with Merrill Lynch continuing as the surviving corporation and a subsidiary of Bank of America (the “Merger”).

Merrill Lynch’s preliminary results indicate a fourth-quarter net loss of $15.31 billion, or $9.62 per diluted share, driven by severe capital markets dislocations.

Merrill Lynch’s Global Wealth Management division generated $2.6 billion in net revenue in the period as fees held up well in the declining markets. The strongest performance came from the U.S. Advisory portion of the business. Retention of financial advisors remains consistent with historical trends.

Significant negative fourth-quarter items for Merrill Lynch include:

—	Credit valuation adjustments related to monoline financial guarantor exposures of $3.22 billion.

—	Goodwill impairments of $2.31 billion.

—	Leveraged loan writedowns of $1.92 billion.

—	$1.16 billion in the U.S. Bank Investment Securities Portfolio writedowns.

—	Commercial real estate writedowns of $1.13 billion.

A Preliminary Unaudited Earnings Summary, Segment Data for the three- and twelve-month periods ended December 26, 2008 and supplemental quarterly data for Merrill Lynch are filed as Exhibit 99.1 to this Form 8-K and are incorporated herein by reference.

This information furnished under this Item 2.02, including Exhibit 99.1, shall be considered “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Preliminary Unaudited Earnings Summary, Segment Data for the three- and twelve-month periods ended December 26, 2008 and supplemental quarterly data.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH & CO., INC.
(Registrant)

By:	/s/ Gary Carlin
Gary Carlin
Controller

Date:  January 20, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Preliminary Unaudited Earnings Summary, Segment Data for the three- and twelve-month periods ended December 26, 2008 and supplemental quarterly data.

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